EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Werner Enterprises, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-238879) on Form S-3 and the registration statements (Nos. 333‑117896, 333-103467, 33-15894, and 33-15895) on Form S-8 of Werner Enterprises, Inc. of our reports dated February 24, 2021, with respect to the consolidated balance sheets of Werner Enterprises, Inc. and subsidiaries as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement schedule II listed in the Index in Item 15(a)(2), and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10‑K of Werner Enterprises, Inc.
Our report dated February 24, 2021, on the consolidated financial statements as of December 31, 2020 contains an explanatory paragraph that refers to the Company’s adoption of ASC Topic 842, Leases.

/s/ KPMG LLP

Omaha, Nebraska
February 24, 2021